UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2020

SUNRISE REAL ESTATE GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

000-32585	75-2713701
(Commission File Number)	(IRS Employer Identification No.)

No. 18, Panlong Road,

Shanghai, PRC 201702

(Address of principal executive offices)(Zipcode)

+ 86-21-6067-3830

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 27, 2020, the Company’s Board of Directors (the “Board”) approved a bonus of RMB150,000,000 (approximately USD 21,167,306 based on the exchange rate as of the award date) (the “Bonus”) to the Board’s Chairman, Mr. Lin Chi-Jung for his contributions to the Company, including Mr. Lin’s initiation and supervision of the Company’s investment in Shanghai Da Er Wei Trading Company Limited (“SHDEW”). The Bonus is equivalent to 15% of the annual dividends received from SHDEW from 2016 through 2019. On January 27, 2021, the Company paid RMB100,000,000 in cash to Mr. Lin and the remaining RMB50,000,000 balance of the Bonus may be paid in cash or common stock of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2021

SUNRISE REAL ESTATE GROUP, INC.

By:	/s/ Zhang Jian
Name: Zhang Jian
Title: Chief Executive Officer